BRL Hardy Limited

BRL HARDY Overview

•            BRL Hardy is the largest wine producer (by volume) in the Australian market

•            The company listed on the Australian Stock Exchange in September 1992 and has since become one of Australia’s leading wine companies and a leading exporter of quality wines to the world

•            BRL Hardy has established a strong position in the Australian wine market and has experienced significant success in exporting its wine into world markets and in particular, to the United Kingdom, mainland Europe, North America and New Zealand

•            Headquartered in Adelaide, BRL Hardy's major production facilities are situated in Australia, New Zealand, France and North America

•            In August 2001, BRL Hardy and Constellation formed the 50/50 joint venture, Pacific Wine Partners, and used this vehicle to acquire the Blackstone winery in October 2001

BRL Hardy Brands

Hardys	Hardys cont’d	Houghton	Reynella	Berri Estates

Eileen Hardy	Insignia	Jack Mann		Brentwood range
Thomas Hardy	Signature	Show Reserve	Renmano	3,5 and 15 litre casks
Bankside	Woodcroft	Crofters	Chairman’s Selection
Padthaway	Tawny Ports	Line range	River Breeze range	Buronga
Sir James	Vintage Ports	Wildflower Ridge	2 litre and 4 litre	3,5 and 15 litre casks
Tintara	3 litre Reserve casks	Maidenwood	premium casks
Tintara Cellars
Hunter Ridge	Omni	Banrock Station	Wicked Wines
Siegersdorf		Premium range
Nottage Hill	Arras	Sparkling range	Nobilo (New Zealand)
Hardys R&R		Budget range
Hardys VR	Leasingham	2 litre casks	Selaks
Stamp of Australia	Classic Clare
La Baume (France)	Bin range	Chateau Reynella	Stanley
Black Bottle Brandy	Bastion		2,4 10 & 20 litre casks

Vineyards

•  BRL Hardy produces around 95% of its product from grapes processed at its own or contract wineries, with the remaining 5% purchased as juice

•  Of grapes processed, around 7% are from BRL Hardy owned vineyards (including JV or leased) with the remainder being purchased predominantly under contract

	Area			Area
Location	(hectares)		Location	(hectares)

South Australia			Western Australia
Banrock Station	287		Margaret River	20	*
Clare	314		Frankland River	90	*
Coonawarra	192	*	Houghton	60
Elgin Valley	78	*	Moondah Brook	145
Langhorne Creek	90		Mount Barker	73
McLaren Vale	180	*	Pemberton	91	*
Padthaway	450	*
Reynella	12		Tasmania
Wrattonbully	152		Pipers River	22

Victoria			France
Lake Cullulleraine	160		Domaine de la Baume	32
Hoddles Creek	81
Yarra Burn	7		New Zealand
			Marlborough	613	*
Australian Capital Territory			Hawke’s Bay	163	*
Canberra	40	*

* includes joint venture and/or leased vineyards

BRL Hardy Wineries

•  BRL Hardy operates in the major warm area regions South Australia, Victoria and New South Wales and also operates in a number of premium cool areas of Australia

•  BRL Hardy carries out substantially all of its packaging at its own facilities at Reynell and Houghton (glass) and Berri and Stanley (cask)

	Processing	Packaging Capacity
	Capacity	(9 litre case
Winery	(tonnes)	equivalents)
Australia
Berri Estates	120,000	5.1 million
Drylands	2,000
Houghton	8,000	1.7 million
Kamberra	1,500
Leasingham	5,500
Nannup	3,000
Pipers River	1,000
Renmano	22,500
Reynella		10.3 million
Stanley	75,000	6.7 million
Stonehaven	12,000
Tintara	7,000
New Zealand
Huapai	4,000	1.0 million
France
Domaine de la	3,000
Baume
	264,500	24.8 million

KEY FINANCIAL INFORMATION

													CAGR
	1996		1997		1998		1999		2000		2001		5 Yrs

Sales Revenue	287,806		350,256		430,878		515,430		627,434		757,608		21.4%

EBIT	39,333		49,225		61,679		82,555		102,276		124,248		25.9%

Operating Profit	32,251		41,893		57,482		72,971		86,010		101,858		25.9%
(before tax and abnormals)

Operating Profits	21,208		28,401		38,551		48,551		59,518		72,159		27.7%
(after tax and before abnormals)

Operating Profit After Tax/Sales	7.4%		8.1%		8.9%		9.4%		9.5%		9.5%

Net Tangible Asset Backing	$1.48		$1.79		$2.04		$2.43		$2.78		$3.73

Gearing -- Debt/Equity	57.7%		40.7%		50.2%		63.7%		69.2%		67.7%
Debt/Market Cap	29.4%		16.1%		19.8%		21.7%		25.9%		23.9%

EPS (Basic)	18.1	c	23.3	c	28.7	c	*36.0	c	*43.0	c	45.7	c	20.4%

*Includes effect of tax rate change on future tax liabilities

GROUP OPERATING PROFIT AFTER TAX

GROUP SALES REVENUE

SALES REVENUE BY REGION

NET PROFIT BEFORE INTEREST & TAX

	1997	1998	1999	2000	2001	% Inc	4 Year
	$000	$000	$000	$000	$000	00/01	CAGR

Australasia	37,183	39,560	45,166	41,321	46,794	10.0%	5.9%
Europe	11,043	20,479	33,199	52,067	71,589	37.4%	59.6%
North America	272	655	2,868	7,583	5,282	(30.3%)	110.0%
Rest of World	727	985	1,322	1,395	1,776	27.3%	25.0%

	49,225	61,679	82,555	102,276	124,248	21.4%	26.1%

GROUP SALES BY PRODUCT TYPE